Exhibit 99.1

SELECTICA ADDS JIM W. THANOS TO BOARD OF DIRECTORS

San Jose, Calif. – October 11, 2007 – Selectica, Inc. (Nasdaq: SLTC), a leading provider of enterprise contract lifecycle management and sales configuration solutions, today announced the addition of Jim W. Thanos to its Board of Directors effective October 9, 2007. Mr. Thanos, 58, has more than 20 years of senior management experience at enterprise software companies and has served on advisory boards and provided consulting services to a variety of companies since retiring from Broadvision, Inc. (OTCBB: BVSN.OB) in 2002.

Mr. Thanos served as Executive Vice President and General Manager of Worldwide Field Operations at Broadvision during a period when the enterprise software company’s revenues grew from $27 million at the beginning of 1998 to $414 million in 2000. Mr. Thanos’ responsibility increased during that time period from managing less than 50 people to more than 1,000.

Mr. Thanos currently serves on the Board of Directors of the following companies: SupportSoft (Nasdaq: SPRT), a leading provider of software and services for technology problem resolution; ClickSoftware (Nasdaq:CKSW), a leading provider of mobile workforce management and service optimization solutions; and Corticon Technologies, the leader in model-driven Business Rules Management Systems.

“Jim’s more than 20 years of senior management experience in the enterprise software industry and extensive Board service will be extremely valuable to Selectica,” said Robert Jurkowski, Chairman and Chief Executive Officer of Selectica. “Jim has helped guide the worldwide sales, marketing and professional services operations of a number of successful software companies and we anticipate that his guidance will be instrumental in our efforts to drive growth and profitability at Selectica. His international experience will be particularly valuable as we seek opportunities to increase our presence in key markets around the world. Having served as the chairperson on compensation committees for other public companies, Jim will also help to implement best practices in our compensation policies and performance management processes.”

Prior to Broadvision, Mr. Thanos was Senior Vice President of Worldwide Sales at Aurum Software, a leader in sales force automation business solutions. Mr. Thanos played a role in leading Aurum to profitability and going public before being acquired by Baan. Before joining Aurum in 1995, Mr. Thanos served as Vice President of Sales at Harvest Software. Prior to

Selectica

Harvest Software, he was Vice President of Sales and Professional Services Operations at Metaphor Inc., a pioneer in business decision support systems, where he grew annual sales to $37 million before the company was acquired by IBM. Before Metaphor, Mr. Thanos worked as Executive Vice President of Worldwide Field Operations at Informix, where he was responsible for significantly expanding the company’s revenues. Mr. Thanos was also the VP responsible for sales, marketing, and professional services at Dunn and Bradstreet Computing Services.

Mr. Thanos holds a B.A. in behavioral sciences from The Johns Hopkins University in Baltimore, Maryland.

About Selectica, Inc.

Selectica (NasdaqGM:SLTC – News) provides its customers with software solutions that automate the complexities of enterprise contract management and sales configuration lifecycles. The company’s high-performance solutions underlie and unify critical business functions including sourcing, procurement, governance, sales and revenue recognition. Selectica has been providing innovative, enterprise-class solutions for the world’s largest companies for over 10 years and has generated substantial savings for its customers. Selectica customers represent leaders in manufacturing, technology, retail, healthcare and telecommunications, including: ABB, Ace Hardware, Bell Canada, Cisco, Covad Communications, General Electric, Fireman’s Fund Insurance Company, Hitachi, International Paper, Juniper Networks, Levi Strauss & Co., Rockwell Automation, Tellabs, and 7-Eleven. Selectica is headquartered in San Jose, CA. For more information, visit the company’s Web site at www.selectica.com.

Contact:	Tony Rossi, Financial Relations Board for Selectica 213-486-6545, trossi@financialrelationsboard.com

Forward Looking Statements

The statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, including statements regarding Selectica’s and its customers’ expectations, beliefs, hopes, intentions or strategies regarding the future and expectations regarding performance improvements or increases in sales attributable to Selectica’s existing and new products. All forward-looking statements included in this release are based upon information available to Selectica as of the date hereof, and Selectica assumes no obligation to update any such forward-looking statement. Actual results could differ materially from current expectations. Factors that could cause or contribute to such differences include, but are not limited to, (i) market and customer acceptance of new products of Selectica, including the on-demand contract management and sales execution products and the applications developed with business partners, (ii) the success of the ongoing restructuring of Selectica’s operations; (iii) potential regulatory inquiries and litigation relating to the review of past stock granting practices and the related restatement of the Company’s financial statements and (iv) other factors and risks discussed in Selectica’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007 and in other reports filed by Selectica with the Securities and Exchange Commission.

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